EXHIBIT 99.4

CONSENT OF DIRECTOR NOMINEE

In connection with the filing by Altitude International Holdings, Inc. (the “Company”) of a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents, as required by Rule 438 under the Securities Act, to being named in the Registration Statement as a Director Nominee.

November 9, 2022

By:	/s/ David Bain
Name:	David Bain